[letterhead of Grant Thornton, LLP]


              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have issued our report dated January 12, 2000, accompanying the financial statements of Rcontest.com, Inc. and our report dated March 31, 2000, accompanying the financial statements of Naples Realty Services, Inc., contained in the Registration Statement. We consent to the use of the aforementioned reports in the Registration Statement, and to the use of our name as it appears under the caption "Experts."


                       /s/  Grant Thornton, LLP

Atlanta, Georgia
June 14, 2000